As filed with the Securities and Exchange Commission on September 29, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bridgeline Digital, Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-2263942
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Sylvan Road, Suite G700

Woburn, MA 01801

(Address of principal executive offices)

Bridgeline Digital, Inc. 2025 Stock Incentive Plan

(Full title of the plan)

Thomas R. Windhausen

Chief Financial Officer

100 Sylvan Road, Suite G700

Woburn, MA 01801

(781) 376-5555

(Name, address, and telephone number of agent for service)

Copies to:

Irvin Brum, Esq.

Dominick Ragno, Esq.

Ruskin Moscou Faltischek, P.C.

1425 RXR Plaza, East Tower, 15th Floor

Uniondale, New York 11556

(516) 663-6600

(516) 663-6643 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

Information Required in the Section 10(a) Prospectus

The documents containing the information specified in this Part I will be delivered to participants in the Bridgeline Digital, Inc. 2025 Stock Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “SEC”). Together, these documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II constitute a prospectus that satisfies the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                  Incorporation of Documents by Reference.

The following documents previously filed with the SEC by Bridgeline Digital, Inc. (“we,” “us,” “our,” “Company,” “Registrant,” “Bridgeline Digital,” or “Bridgeline”) are hereby incorporated by reference in this Registration Statement:

(a)	our Annual Report on Form 10-K for the year ended September 30, 2024, filed with the SEC on December 26, 2024;

(b)	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2024, March 31, 2025, and June 30, 2025 filed with the SEC on February 14, 2025, May 15, 2025, and August 14, 2025, respectively;

(c)

our Current Reports on Form 8-K, filed with the SEC on February 7, 2025, February 11, 2025, February 14, 2025, March 11, 2025, March 25, 2025, and September 19, 2025 (except in each case for information contained therein which is furnished rather than filed); and

(d)

The description of the Company’s common stock contained in its Registration Statement on Form 8-A, filed with the SEC on June 28, 2007 (which incorporates such description of the common stock from the Company’s Registration Statement on Form SB-2, originally filed with the SEC on December 13, 2006 and as subsequently amended, which description is also hereby incorporated by reference), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or subsequent to the effective date hereof and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be incorporated by reference into this Registration Statement.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.                  Description of Securities.

Not applicable.

Item 5.                  Interests of Named Experts and Counsel.

Not applicable.

Item 6.                  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Company has adopted provisions in its Certificate of Incorporation, as amended, and By-laws, as amended that permit the indemnification of our officers and directors to the maximum extent permitted under the DGCL.

The Company has obtained liability insurance coverage for its directors and executive officers with respect to actions arising out of the performance of such director’s or executive officer’s duty in his or her capacity as such.

Item 7.                  Exemption from Registration Claimed.

Not applicable.

Item 8.                  Exhibits.

4.1	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2013)
4.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 14, 2018)
4.3

Amendment to the Amended and Restated Bylaws of Bridgeline Digital, Inc., dated September 9, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 10, 2021)

5.1*	Opinion of Ruskin Moscou Faltischek, P.C.
23.1*	Consent of PKF O’Connor Davies, LLP
23.2*	Consent of Ruskin Moscou Faltischek, P.C. (contained in Exhibit 5.1 hereof)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Bridgeline Digital Inc. 2025 Stock Incentive Plan (incorporated by reference to the Company’s DEF 14A filed with the SEC on August 7, 2025)
107*	Filing Fee Table

* Filed herewith

Item 9.                  Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodbury, New York, on this 29th day of September 2025.

Bridgeline Digital, Inc.

By:	/s/ Thomas R. Windhausen
Thomas R. Windhausen
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Roger Kahn and Thomas R. Windhausen, and each of them, his or her lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable compliance with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of September 29, 2025.

Signature	Title	Date

/s/ Roger Kahn	President, Chief Executive	September 29, 2025
Roger Kahn	Officer, and Director (Principal Executive Officer)

/s/ Thomas R. Windhausen	Chief Financial Officer,	September 29, 2025
Thomas R. Windhausen	Treasurer, and Secretary (Principal Financial Officer)

/s/ Joni Kahn	Chairperson	September 29, 2025
Joni Kahn

/s/ Kenneth Galaznik	Director	September 29, 2025
Kenneth Galaznik

/s/ Brandon Ross	Director	September 29, 2025
Brandon Ross

/s/ Michael Ketslakh	Director	September 29, 2025
Michael Ketslakh